As filed with the Securities and Exchange Commission on September 27, 2007

Registration Nos. 333-124655, 333-124656, 333-13280, 333-6194, 33-36808

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

AKZO NOBEL N.V.
(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	None
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

Strawinskylaan 2555, 1077 ZZ Amsterdam, The Netherlands
(Address, including zip code, of registrant’s principal executive offices)

 Akzo Nobel Performance Shares Plan
Akzo Nobel Performance Stock Option Plan
Akzo Nobel Inc. 2001 Stock Option Plan
Akzo Nobel Hourly Savings Plan
Akzo America Incentive Savings Plan
(Full Title of the Plans)

Steven J. Miller
Akzo Nobel Inc.
120 White Plains Road, Suite 300
Tarrytown, New York 10591-10522
(914) 333-7459
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications to:

Richard C. Morrissey
Sullivan & Cromwell LLP
1 New Fetter Lane
London EC4A 1AN
  United Kingdom
(011) (44) 20 7959 8900

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

      This post-effective amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement No. 333-124655, filed May 5, 2005, registering 600,000 ordinary shares of EUR 2 each of Akzo Nobel N.V. for the Akzo Nobel Performance Shares Plan.

2.	Registration Statement No. 333-124656, filed May 5, 2005, registering 260,000 ordinary shares of EUR 2 each of Akzo Nobel N.V. for the Akzo Nobel Performance Stock Option Plan.

3.	Registration Statement No. 333-13280, filed March 16, 2001, registering 500,000 ordinary shares, par value NLG 5 each, each share to be represented by one American Depositary Share evidenced by American Depositary Receipts of Akzo Nobel N.V., for the Akzo Nobel Inc. 2001 Stock Option Plan.

4.	Registration Statement No. 333-6194, filed December 20, 1996, registering 50,000 ordinary shares, par value NLG 20 each, each share to be represented by two American Depositary Share evidenced by American Depositary Receipts of Akzo Nobel N.V., for the Akzo Nobel Hourly Savings Plan.

5.	Registration Statement No. 33-36808, filed September 13, 1990, registering 58,700 ordinary shares, par value Hfl 20 each, and 117,400 ordinary shares, par value Hfl 20 each, each share to be represented by one American Depositary Share evidenced by American Depositary Receipts of Akzo Nobel N.V., for the Akzo America Incentive Savings Plan.

      Akzo Nobel N.V. (the “Company”) intends to file a Form 15F on the date hereof to terminate the registration of its ordinary shares of EUR 2 each (the “Ordinary Shares”), including the American Depositary Shares that represent them, under the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statements to withdraw from registration the securities registered but unsold under the Registration Statements.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Amsterdam, The Netherlands on September 27, 2007.

Akzo Nobel N.V.

By:	/s/ Rob Frohn

Name: Rob Frohn
Title: Member of the Board of Management/CFO

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by or on behalf of the following persons in the capacities indicated as of September 27, 2007:

Supervisory Board

Signature	Title
/s/ Maarten van den Bergh
Chairman
Maarten van den Bergh

/s/Karel Vuursteen
Member
Karel Vuursteen

/s/Virginia Bottomley
Member
Virginia Bottomley

/s/Dolf van den Brink
Member
Dolf van den Brink

/s/Uwe-Ernst Bufe
Member
Uwe-Ernst Bufe

/s/Louis Hughes
Member
Louis Hughes

/s/Antony Burgman
Member
Antony Burgmans

/s/Peggy Bruzelius
Member
Peggy Bruzelius

Board of Management

Signature	Title
/s/ Hans Wijers
Chief Executive Officer and Chairman, Board of Management
Hans Wijers

/s/ Rob Frohn
Chief Financial Officer and Member, Board of Management
Rob Frohn

/s/ Leif Darner
Member of the Board of Management
Leif Darner

Others

Signature	Title
/s/Martin Potter
Director Corporate Control and Principal Accounting Officer
Martin Potter

/s/Steven J. Miller
Authorized Representative in the U.S.
Steven J. Miller